Exhibit 99.1

CIT Announces Second Quarter 2020 Results NEW YORK – July 21, 2020 – CIT Group Inc. (NYSE: CIT) today reported second quarter 2020 financial results.
Financial Results

Our financial results and trends in the second quarter 2020, including our provision for credit losses, continue to reflect the impact of the global pandemic from the spread of the COVID-19 virus and its adverse effect on the macroeconomic environment.

Second quarter loss to common shareholders of $98 million or $0.99 per diluted common share.

Excluding noteworthy items, which were primarily related to the integration of Mutual of Omaha Bank (MOB) and other cost reduction initiatives, second quarter loss to common shareholders of $61 million or $0.62 per diluted common share[1].

Chairwoman and CEO Commentary

“The strength and resiliency of CIT today is the result of a multi-year enterprise transformation. Our seasoned management team has the agility to navigate the current environment, while supporting our customers, managing our risks, and unlocking areas of opportunity. While our results continued to be affected by the pandemic, our diverse franchise and deep industry and asset class expertise allowed us to win business in sectors of strength in the commercial market,” said Chairwoman and Chief Executive Officer Ellen R. Alemany.

Alemany continued, “The integration of the recent acquisition remains on track, and we are achieving efficiencies ahead of schedule as we bring our businesses together. In addition, we posted solid growth in our lower-cost homeowner association and commercial deposit channels, as we advanced those initiatives. While the economic environment remains dynamic, we are focused on continually adapting, improving and delivering on opportunities that strengthen our company.”

Strategic Pillars
Grow Core Businesses

•Total loans and leases decreased during the quarter, primarily due to a decline in customer receivables within our factoring business and the repayment of defensive revolver drawdowns. Average loans and leases grew 2% from the prior quarter.

•Origination activity focused on certain key verticals in Commercial Banking where we have leadership positions and deep expertise.

•Recent commercial loan originations have wider credit spreads and stronger structural protections, including interest rate floors.

Optimize Balance Sheet

•Average outstanding deposit costs decreased 27 bps compared to the prior quarter, reflecting an 80 bps reduction in our online Savings Builder rate.

•Utilized excess liquidity to repurchase $235 million of unsecured Bank Notes at a discount.

•Issued $500 million of 3.929% senior unsecured notes at the Bank Holding Company (BHC).

Enhance Operating Efficiency

•Reduced full year 2020 target operating expense by $25 million, as we are realizing both cost savings and MOB cost synergies ahead of schedule.

•Remain focused on continuous improvement in operating efficiency.

Maintain Strong Risk Management

•Strong capital position – CET1 ratio of 10.0%, well in excess of CCB[2].

•Robust liquidity position – available cash and High Quality Liquid Securities[3] of $13.1 billion or 21% of total assets.

•Strong allowance for credit losses (ACL) – 3.21% of total loans.

•Proactive portfolio management and disciplined credit underwriting.

Selected Financial Highlights:

Select Financial Highlights*
				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Net finance revenue(1)	$308	$366	$361	$(58)	-16%	$(53)	-15%
Non-interest income	103	131	106	(28)	-21%	(4)	-3%
Total net revenue(1)	411	496	467	(86)	-17%	(56)	-12%
Goodwill impairment	-	345	-	(345)	-100%	-	NM
Operating expenses and (gain) loss on debt extinguishment	346	334	268	11	3%	78	29%
Income (loss) from continuing operations before credit provision	65	(183)	199	248	NM	(134)	-67%
Provision for credit losses	224	514	29	(290)	-56%	195	NM
(Loss) income from continuing operations before (benefit) provision for income taxes	(159)	(697)	170	538	77%	(329)	NM
(Benefit) provision for income taxes	(73)	(72)	33	(1)	-1%	(107)	NM
(Loss) income from continuing operations	(85)	(624)	137	539	86%	(222)	NM
Income from discontinued operations, net of taxes	-	-	1	-	NM	(1)	NM
Net (loss) income	(85)	(624)	138	539	86%	(223)	NM
Preferred stock dividends	12	4	9	9	NM	3	31%
Net (loss) income available to common shareholders	$(98)	$(628)	$128	$531	84%	$(226)	NM
(Loss) income from continuing operations available to common shareholders	$(98)	$(628)	$127	$531	84%	$(225)	NM
Noteworthy items(2)	36	390	-	(354)		36
(Loss) income from continuing operations available to common shareholders, excluding noteworthy items⁽¹⁾⁽²⁾	$(61)	$(238)	$127	$177	74%	$(189)	NM

Per common share
Diluted (loss) income per common share	$(0.99)	$(6.40)	$1.33	$5.41	85%	$(2.32)	NM
Diluted (loss) income per common share, excluding noteworthy items	$(0.62)	$(2.43)	$1.33	$1.81	74%	$(1.95)	NM
Average diluted common shares outstanding (in thousands)	98,438	98,089	96,483	349	0%	1,955	2%
Tangible book value per common share (TBVPS)(1)	$49.93	$51.12	$54.29	$(1.19)	-2%	$(4.36)	-8%

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$44,712	$43,910	$36,658	$802	2%	$8,054	22%
Average core loans and leases (includes HFS and net of credit balances)	42,646	41,754	34,014	892	2%	8,632	25%
Average earning assets (AEA)(1)	57,589	53,685	46,148	3,904	7%	11,441	25%
New business volume	3,072	3,592	3,411	(520)	-14%	(339)	-10%

Key performance metrics, continuing operations
Net finance margin(1)	2.14%	2.73%	3.13%	-59bps		-99bps
Net efficiency ratio(1)	76.6%	65.6%	56.1%	NM		NM
Net charge-offs	1.79%	0.57%	0.40%	NM		NM
Return on AEA (ROAEA)(1)	NM	NM	1.10%	NM		NM
Return on tangible common equity (ROTCE)(1)	NM	NM	10.34%	NM		NM

Key performance metrics, continuing operations excluding noteworthy items
Net finance margin(1)(2)	2.14%	2.73%	3.13%	-59bps		-99bps
Net efficiency ratio(1)(2)	71.8%	62.2%	56.1%	NM		NM
Net charge-offs	1.79%	0.57%	0.40%	NM		NM
ROAEA(1)(2)	NM	NM	1.10%	NM		NM
ROTCE(1)(2)	NM	NM	10.34%	NM		NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA and ROTCE are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

[1]

Loss to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[2]	Capital conservation buffer.
[3]

Available cash consists of the unrestricted portions of Cash and due from banks and Interest-bearing cash, excluding cash not accessible for liquidity, such as vault cash and deposits in transit. High Quality Liquid Securities consist of readily marketable, unpledged securities, as well as pledged but not drawn against at the FHLB and available for sale and generally is comprised of Treasury and Agency securities held outright or via reverse repurchase agreements.

1

Second Quarter Financial Highlights:

Net Revenue

•

Net finance margin of 2.14% was down 59 bps from the prior quarter, primarily reflecting lower yields on loans from lower market rates and a higher level of interest earning cash resulting from strong deposit growth.

•

Other non-interest income decreased $28 million from the prior quarter to $103 million, primarily driven by lower factoring commissions and lower gains on the sale of loans, leasing equipment in Rail and investment securities.

Operating Expenses

•

Operating expenses, excluding noteworthy items and intangible asset amortization, decreased $14 million from the prior quarter to $295 million, primarily from lower employee and advertising and marketing costs.

•	Gain on debt extinguishment of $15 million related to the repurchase of $235 million in unsecured Bank Notes at 93% of par.

Credit

•

Net charge-offs of $170 million (1.79% of average loans) included a $73 million net charge-off related to the bankruptcy of a single factoring customer in the retail industry in our Commercial Services business within the Commercial Banking segment.

•

Provision for credit losses of $224 million, down from $514 million in the prior quarter, reflecting the aforementioned net charge-off related to a single factoring customer and the continued impact of the current market environment.

Tax

•	Effective tax rate, excluding noteworthy items, of 52%, reflecting the impact of a change in the expected annualized effective tax rate for the year.

Balance Sheet

•	Loans and leases to deposit ratio of 87% at CIT Bank and 99% at consolidated CIT Group. The decrease in both ratios reflects strong deposit growth in the quarter.
•	Tangible book value per share of $49.93 decreased from the prior quarter primarily due to the reported net loss in the quarter.
•

CET1 ratio increased to 10.0%, reflecting a decrease in risk-weighted assets (RWAs) from a decline in loans and a mix shift to assets with lower risk weightings, including cash and Paycheck Protection Program (PPP) loans.

Noteworthy Items

Financial results for the second quarter included the following noteworthy items:

•	$24 million (after-tax) ($0.24 per diluted common share) restructuring charge, primarily related to compensation and benefits expenses and contract terminations.
•	$13 million (after tax) ($0.13 per diluted common share) in merger and integration costs related to the MOB acquisition.

2

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Interest income	$447	$514	$516	$(67)	-13%	$(69)	-13%
Net operating lease revenue
Rental income on operating leases	201	210	213	(9)	-4%	(12)	-6%
Depreciation on operating lease equipment	81	78	77	3	4%	4	6%
Maintenance and other operating lease expenses	56	54	48	2	5%	8	16%
Total net operating lease revenue(1)	64	78	88	(14)	-18%	(24)	-28%
Interest expense	203	226	243	(23)	-10%	(40)	-17%
Net finance revenue (2)	$308	$366	$361	$(58)	-16%	$(53)	-15%
Net finance revenue, excluding noteworthy items(2)(3)	$308	$366	$361	$(58)	-16%	$(53)	-15%

Average earning assets	$57,589	$53,685	$46,148	$3,904	7%	$11,441	25%
Net finance margin(2)	2.14%	2.73%	3.13%	-59bps		-99bps
Net finance margin, excluding noteworthy items(2)(3)	2.14%	2.73%	3.13%	-59bps		-99bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

(3)See "Non-GAAP measurements" for a listing of Noteworthy items.
*Certain balances may not sum due to rounding.
•	Net finance revenue was $308 million compared to $366 million in the prior quarter.
o	Lower income on loans from lower interest rates on the floating rate loan portfolio and cash and investments portfolio and a mix shift into interest earning cash, partially offset by asset growth.
o	Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher maintenance costs.
o	Lower deposit costs from lower rates in all deposit channels, especially the online and branch channels, partially offset by deposit growth, primarily in the online channel.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 2.14%, a 59 bps decrease from 2.73% in the prior quarter.
o	Lower yields on loans from lower market rates and a mix shift into interest earning cash.
o	Lower yields on cash and investment securities from lower market rates and significant growth in low-yielding interest earning cash.
o	Lower operating lease yields in Rail.
o	Lower weighted average deposit and borrowing rates.
•	Net finance revenue decreased $53 million compared to the year-ago quarter.
o	Lower income on loans from lower market rates, partially offset by asset growth, including the MOB acquisition.
o	Lower income on cash and investment securities due to lower market rates and a mix shift into interest earning cash.
o	Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher maintenance costs.

3

o	Lower deposit costs from lower rates, especially in the online and branch channels, and from the addition of lower-cost HOA deposits.
•	Compared to the year-ago quarter, net finance margin decreased 99 bps.
o	Lower yields on loans from lower market rates.
o	Lower yields on interest earning cash and investment securities from lower market rates.
o	Lower operating lease yields in Rail.
o	Lower weighted average deposit and borrowing rates.

Other Non-Interest Income
Other Non-Interest Income*				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Fee income	$30	$34	$28	$(4)	-11%	$3	10%
Factoring commissions	11	23	24	(12)	-51%	(13)	-53%
Gains on leasing equipment, net of impairments	21	23	17	(3)	-12%	4	21%
BOLI income	8	8	7	1	7%	1	13%
Gains on investment securities, net of impairments	8	14	2	(6)	-41%	6	NM
Property tax income	5	5	6	0	2%	(1)	-19%
Other income	20	25	23	(5)	-20%	(3)	-13%
Total other non-interest income	103	131	106	(28)	-21%	(4)	-3%
Total other non-interest income, excluding noteworthy items(1)(2)	$103	$131	$106	$(28)	-21%	$(4)	-3%

(1)See "Non-GAAP measurements" for a listing of Noteworthy items.

(2)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

*Certain balances may not sum due to rounding.
•	Other non-interest income was $103 million, down from $131 million in the prior quarter.
o	Lower factoring commissions due to lower volumes as a result of the retail shutdown.
o	Lower gains on the sale of loans, investment securities and railcars.
o	Lower fee income from the slowdown in origination activity in the current quarter.
o	A negative mark-to-market of $8 million in the prior quarter on credit valuation adjustments (CVA) related to customer derivatives.
•	Other non-interest income decreased by $4 million compared to the year-ago quarter.
o	Lower factoring commissions due to lower volumes as a result of the retail shutdown.
o	Lower gain on the sale of loans, partially offset by higher gains on the sale of railcars.
o	Higher gains on investment securities, as we opportunistically monetized lower-yielding High Quality Liquid Securities in our investment portfolio.

4

Operating Expenses

Operating Expenses*				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Compensation and benefits	$166	$182	$141	$(16)	-9%	$25	18%
Technology	43	39	35	4	10%	8	24%
Professional fees	30	25	17	5	19%	13	79%
Insurance	17	13	14	4	27%	3	24%
Net occupancy expense	20	19	15	1	7%	5	35%
Advertising and marketing	9	17	6	(8)	-46%	3	53%
Property tax expense	5	5	6	-	0%	(1)	-19%
Restructuring costs	37	-	-	37	NM	37	NM
Intangible asset amortization	9	9	6	-	0%	3	47%
Other expenses	26	27	30	(1)	-4%	(4)	-14%
Total operating expenses	360	334	268	26	8%	93	35%
Noteworthy items	57	17	-	40	NM	57	NM
Intangible asset amortization	9	9	6	-	0%	3	47%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$295	$309	$262	$(14)	-5%	$33	13%
Net efficiency ratio(2)	76.6%	65.6%	56.1%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	71.8%	62.2%	56.1%	NM		NM

(1)Operating expenses excluding intangible asset amortization is used by management to compare period over period expenses, absent the strategic nature of the adjustments. Due to the exclusion of intangible amortization, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•

Operating expenses, excluding noteworthy items and intangible asset amortization, was $295 million compared to $309 million in the prior quarter. Noteworthy items included merger and integration costs from the MOB acquisition in the current and prior quarter and a restructuring charge in the current quarter related to additional cost reduction initiatives.

o	Lower employee costs, as the prior quarter was elevated due to annual benefit restarts and the acceleration of expenses related to retirement-eligible employees.
o	Lower advertising and marketing costs, primarily driven by lower costs related to deposit gathering.
o	Lower travel and entertainment expenses.
o	Higher insurance costs related to an increase in FDIC insurance.
•	Operating expenses excluding noteworthy items and intangible asset amortization increased by $33 million compared to the year-ago quarter, primarily from the addition of MOB-related expenses.
•

The net efficiency ratio increased to 77% from 66% in the prior quarter. The net efficiency ratio excluding noteworthy items and intangible asset amortization increased to 72% from 62% in the prior quarter.

o	The increase was driven primarily by the decrease in total net revenue, partially offset by the decrease in operating expenses.
•	The net efficiency ratio was 56% in the year-ago quarter.
o	The increase from the year-ago quarter was driven by the decrease in total net revenue and the increase in operating expenses, primarily from the addition of MOB-related expenses.

5

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Interest-bearing cash	$7,111	$1,817	$1,372	$5,294	NM	$5,739	NM
Investment securities and securities purchased under agreement to resell	5,766	7,958	8,119	(2,192)	-28%	(2,352)	-29%
Loans and loans held for sale (net of credit balances of factoring clients)	37,110	36,494	29,628	616	2%	7,482	25%
Operating lease equipment, net (including held for sale)	7,602	7,416	7,030	186	3%	573	8%
Average earning assets (AEA)	$57,589	$53,685	$46,148	$3,904	7%	$11,441	25%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA increased $3.9 billion from the prior quarter, primarily driven by growth in commercial loans and in interest earning cash.
o	Average loans and leases grew 2% from the prior quarter.
o	Total loans and leases decreased during the quarter, primarily due to a decline in customer receivables within our factoring business and the repayment of defensive revolver drawdowns.
o

Origination activity focused on certain key verticals in Commercial Banking where we have leadership positions and deep expertise. While relatively slow in April and May, origination activity started to pick up in June.

•	Total cash (including non-interest-bearing cash) and investment securities at June 30, 2020 of $13.7 billion.
o	Growth in cash in the quarter was primarily driven by strong deposit growth.
o	Investment securities are primarily High Quality Liquid Securities.
•	AEA compared to the year-ago quarter increased by $11.4 billion, primarily from the MOB acquisition and growth in interest earning cash.
o	Average loans in the LCM portfolio decreased by $562 million from the sale and continued run-off of loans, partially offset by an increase in balances from the adoption of CECL in 1Q20.

6

Deposits and Borrowings

Average Deposits and Borrowings*				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Interest-bearing checking	$3,163	$2,927	$1,326	$236	8%	$1,838	NM
Savings and money market	26,143	24,218	19,208	1,925	8%	6,936	36%
Time deposits	12,551	11,900	13,164	651	5%	(613)	-5%
Non-interest bearing checking	3,020	2,658	1,622	362	14%	1,397	86%
Total deposits	$44,877	$41,703	$35,320	$3,174	8%	$9,557	27%

Online	$20,891	$18,745	$19,115	$2,146	11%	$1,776	9%
Branch	11,979	12,202	11,331	(223)	-2%	648	6%
Commercial	3,866	3,275	1,939	591	18%	1,927	99%
Brokered	2,848	2,606	2,935	242	9%	(87)	-3%
Homeowners association	5,293	4,875	-	417	9%	5,293	NM
Total deposits	$44,877	$41,703	$35,320	$3,174	8%	$9,557	27%

Secured borrowings	$3,487	$2,308	$2,252	$1,179	51%	$1,234	55%
Unsecured borrowings	4,466	4,465	3,816	1	0%	651	17%
Securities sold under agreement to repurchase	5	178	-	(173)	-97%	5	NM
Total borrowings	$7,958	$6,951	$6,068	$1,007	14%	$1,890	31%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits represented 85% of CIT’s funding, down slightly from 86% in the prior quarter and unchanged from the year-ago quarter.
o	Growth in average deposits of 8% from the prior quarter was driven primarily by growth in the online, commercial and HOA deposit channels.
•

The weighted average rate on average outstanding deposits decreased 27 bps to 1.23% from 1.50% in the prior quarter from lower rates in all deposit channels and growth in our lower cost commercial and HOA deposit channels.

o	Continued decreases in online deposit rates late in 2Q20 should contribute to incremental decreases in deposit costs for 3Q20.
•

The weighted average rate on average outstanding deposits decreased 74 bps from 1.97% in the year-ago quarter, primarily from the addition of an average balance of $5.3 billion in HOA deposits with an average cost of 48 bps, along with lower rates in all other deposit channels.

•	The loans and leases-to-deposits ratio at CIT Bank was 87% at June 30, 2020, down from 95% at March 31, 2020, and 93% at June 30, 2019, reflecting strong deposit growth in the current quarter.
•

For consolidated CIT Group, the loans and leases-to-deposits ratio was 99% at June 30, 2020, down from 109% at March 31, 2020 and at June 30, 2019, primarily reflecting strong deposit growth in the current quarter.

•	Average unsecured borrowings comprised 8% of the funding mix, down from 9% in the prior quarter.
o	In the latter part of the quarter, we repurchased $235 million of our unsecured Bank Notes at 93% of par and issued $500 million in 3.929% senior unsecured notes due 2024 at the BHC.
o

The weighted average coupon on our unsecured senior and subordinated debt was 4.75% at June 30, 2020, unchanged from March 31, 2020, with a weighted average maturity of approximately 3.8 years and approximately 4.1 years, respectively.

7

•	Average secured borrowings comprised 7% of the funding mix, up from 5% in the prior quarter, primarily reflecting higher average balances in FHLB advances.

Capital
Capital*				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Preferred stock	$525	$525	$325	$-	0%	$200	62%
Common stockholders' equity	$5,214	$5,336	$5,591	$(122)	-2%	$(377)	-7%
Book value per common share (BVPS)	$52.97	$54.24	$59.01	$(1.30)	-2%	$(6.05)	-10%
Tangible common equity(1)	$4,916	$5,029	$5,144	$(113)	-2%	$(228)	-4%
Tangible book value per common share (TBVPS)(2)	$49.93	$51.12	$54.29	$(1.19)	-2%	$(4.36)	-8%

Common shares outstanding	98,447	98,366	94,745	81	0%	3,702	4%

Total risk-based capital(3)	$6,707	$6,842	$6,422	$(135)	-2%	$285	4%
Risk-weighted assets(3)	$50,740	$52,973	$44,783	$(2,234)	-4%	$5,957	13%
Total capital ratio(3)	13.2%	12.9%	14.3%	30bps		NM
CET1 ratio(3)	10.0%	9.7%	11.6%	30bps		NM

Common dividends paid	$35	$35	$34	$0		$1
Share repurchases	-	-	158	-		(158)
Total capital return to common shareholders	$35	$35	$193	$0		$(158)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 16, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 16.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity decreased from the prior quarter, primarily driven by the net loss in the quarter.
o	Tangible book value per common share decreased to $49.93 at June 30, 2020.
•	RWAs decreased by $2.2 billion compared to the prior quarter, primarily driven by a decline in loans and a mix shift to assets with lower risk weightings, including cash and PPP loans.
•

The preliminary CET1 Capital ratio at June 30, 2020 of 10.0% increased from 9.7% at the end of the prior quarter, and the preliminary Total Capital ratio increased to 13.2% from 12.9% in the prior quarter.

•

Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share, a regular semi-annual dividend of $29 per Series A preferred share and a regular quarterly dividend of approximately $0.35 per Series B preferred share.

o

On July 16, 2020, CIT’s Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock payable on Aug. 21, 2020 to common shareholders of record as of Aug. 7, 2020.

o

On July 16, 2020, CIT’s Board of Directors declared a quarterly cash dividend of approximately $0.35 per share on outstanding Series B preferred stock payable on Sept. 15, 2020 to Series B preferred shareholders of record as of Aug. 31, 2020.

8

Asset Quality:

Asset Quality*				2Q20 change from
($ in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Provision for credit losses(1)	$224	$514	$29	$(290)	-56%	$195	NM
Provision for credit losses(1), excluding noteworthy items	$224	$469	$29	$(246)	-52%	$195	NM
Net charge-offs (NCOs), portfolio activity(2)	$170	$54	$31	$116	NM	$139	NM
NCOs as a % of average loans	1.79%	0.57%	0.40%	NM		NM

Commercial Banking ACL	$1,020	$938	$464	$83	9%	$557	NM
Commercial Banking ACL as a % of loans	3.52%	3.12%	1.89%	40bps		NM
Total ACL	$1,203	$1,111	$487	$92	8%	$715	NM
Total ACL as a % of loans	3.21%	2.88%	1.56%	33bps		NM

Allowance for off-balance sheet credit exposures(1)	$81	$120	$41	$(39)	-32%	$40	98%

Non-accrual loans	$556	$382	$271	$175	46%	$286	NM
Non-accrual loans as a % of loans	1.48%	0.99%	0.86%	49bps		62bps

(1) The provision for credit losses includes amounts related to the allowance for off-balance sheet credit exposures on unfunded loan commitments, letters of credit and deferred purchase agreements. The allowance for off-balance sheet credit exposures are included in other liabilities.

(2)Portfolio activity net charge-offs relate to our normal business credit exposures and does not include the gross up of $39 million of charge-offs on PCD assets acquired from MOB on day 1 of the acquisition.

*Certain balances may not sum due to rounding.

Provision

•	The provision for credit losses was $224 million, a decrease from $514 million in the prior quarter, which included a $45 million noteworthy item related to the MOB acquisition.
o

Although considerably lower than the prior quarter, the provision for credit losses continued to reflect the impact of the COVID-19 pandemic and its adverse effect on the macroeconomic environment across our portfolio.

o	The provision related to the Commercial Banking segment remained elevated at $215 million, with the remaining $9 million related to the Consumer Banking segment.
•

The provision in the prior quarter consisted of $509 million related to the Commercial Banking segment, including the aforementioned noteworthy item, and $5 million related to the Consumer Banking segment.

•	The provision in the year-ago quarter of $29 million included $31 million related to the Commercial Banking segment and a $2 million release related to the Consumer Banking segment.

Net Charge-offs

•	Net charge-offs were $170 million (1.79% of average loans), compared to $54 million (0.57%) in the prior quarter and $31 million (0.40%) in the year-ago quarter.
o	The increase in net charge-offs is primarily driven by the Commercial Finance and Business Capital divisions of Commercial Banking.
o

Net charge-offs in the Commercial Banking segment were $170 million (2.31% of average loans) and included a $73 million net charge-off related to a single factoring customer in the retail industry in our Commercial Services business. The global pandemic and ensuing mandated closure of non-essential retailers led to the bankruptcy of the factoring customer.

9

o

Besides the aforementioned net charge-off in our factoring business, we previously had taken specific credit reserves for about 75% of the remaining $97 million in net charge-offs, which minimized the impact of those net charge-offs on the credit provision.

Allowance for Credit Losses (ACL)

•	The ACL was $1.2 billion (3.21% of loans) at June 30, 2020, compared to $1.1 billion (2.88% of loans) at March 31, 2020 and $487 million (1.56% of loans) at June 30, 2019.
o	The increase primarily reflects the continued impact of the COVID-19 pandemic and its adverse impact on the macroeconomic environment across our portfolio.
o	In the Commercial Banking segment, the ACL was $1.0 billion (3.52% of loans) at June 30, 2020, compared to $938 million (3.12%) at March 31, 2020 and $464 million (1.89%) at June 30, 2019.
o	In the Consumer Banking segment, the ACL was $183 million (2.14% of loans) at June 30, 2020, compared to $174 million (2.04%) at March 31, 2020 and $24 million (0.35%) at June 30, 2019.

Non-accrual Loans

•	Non-accrual loans were $556 million (1.48% of loans) at June 30, 2020, compared to $382 million (0.99%) at March 31, 2020 and $271 million (0.86%) at June 30, 2019.
•	In Commercial Banking, non-accrual loans were $451 million (1.56% of loans) at June 30, 2020, compared to $297 million (0.99%) at March 31, 2020 and $235 million (0.96%) at June 30, 2019.
o	The increase from the prior quarter was primarily driven by additions to non-accrual loans in the Commercial Finance and Real Estate Finance divisions.
•	In Consumer Banking, non-accrual loans were $106 million (1.24% of loans) at June 30, 2020, an increase from $85 million (1.00%) at March 31, 2020, and $34 million (0.50%) at June 30, 2019.
o	The increase in non-accruals was primarily driven by additions from the Legacy Consumer Mortgage (LCM) division.
o

In the year-ago quarter, non-accruals in Consumer Banking consisted primarily of non-purchase credit impaired (PCI) loans in LCM, as PCI loans were excluded from non-accrual status. Upon adoption of CECL, PCI loans were accounted for as purchase credit deteriorated (PCD) loans, which are subject to the same presentation and disclosure as non-PCD loans.

10

Conference Call and Webcast

CIT will host a conference call today, July 21, 2020, to discuss its second quarter 2020 results.

Conference call details:

Time:	8:00 am ET
Dial-in:	(888) 317-6003 U.S.
(866) 284-3684 Canada
(412) 317-6061 International
Conference ID 8064258

The conference call will also be webcast, which can be accessed from the Investor Relations section of CIT's website under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through Aug. 31, 2020 by dialing (877) 344-7529 U.S., (855) 669-9658 Canada or (412) 317-0088 International and using conference ID 10146029, or in the Investor Relations section of CIT’s website under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT Bank experiences difficulties and delays in integrating CIT Bank’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits; (vii) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions; or (viii) the duration, extent and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our business, operations and employees as well as its effect on our customers and service providers and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2019, and our latest quarterly report on Form 10-Q for the quarter ended March 31, 2020, both of which were filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

11

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

12

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Interest income
Interest and fees on loans	$417.2	$467.6	$457.0	$884.8	$908.3
Other interest and dividends	29.7	46.0	58.5	75.7	123.7
Total interest income	446.9	513.6	515.5	960.5	1,032.0
Interest expense
Interest on deposits	138.3	156.6	173.9	294.9	327.7
Interest on borrowings	64.2	69.1	68.8	133.3	150.6
Total interest expense	202.5	225.7	242.7	428.2	478.3
Net interest revenue	244.4	287.9	272.8	532.3	553.7
Provision for credit losses	223.6	513.9	28.6	737.5	61.6
Net interest revenue, after credit provision	20.8	(226.0)	244.2	(205.2)	492.1
Non-interest income
Rental income on operating lease equipment	200.9	209.8	213.0	410.7	430.7
Other non-interest income	102.6	130.6	106.1	233.2	202.9
Total non-interest income	303.5	340.4	319.1	643.9	633.6
Non-interest expenses
Depreciation on operating lease equipment	81.1	78.3	76.8	159.4	156.2
Maintenance and other operating lease expenses	56.1	53.6	48.3	109.7	98.1
Operating expenses	360.4	334.4	267.8	694.8	543.9
Goodwill impairment	-	344.7	-	344.7	-
(Gain) loss on debt extinguishment and deposit redemption	(14.8)	-	0.2	(14.8)	0.3
Total non-interest expenses	482.8	811.0	393.1	1,293.8	798.5
(Loss) income from continuing operations before (benefit) provision for income taxes	(158.5)	(696.6)	170.2	(855.1)	327.2
(Benefit) provision for income taxes	(73.2)	(72.3)	33.4	(145.5)	71.2
(Loss) income from continuing operations	(85.3)	(624.3)	136.8	(709.6)	256.0

Discontinued operations
Income from discontinued operations, net of taxes	-	-	0.8	-	0.5
Net (loss) income	$(85.3)	$(624.3)	$137.6	$(709.6)	$256.5
Less: preferred stock dividends	12.3	3.8	9.4	16.1	9.4
Net (loss) income available to common shareholders	$(97.6)	$(628.1)	$128.2	$(725.7)	$247.1
(Loss) income from continuing operations available to common shareholders	$(97.6)	$(628.1)	$127.4	$(725.7)	$246.6

Basic (loss) income per common share
(Loss) income from continuing operations	$(0.99)	$(6.40)	$1.32	$(7.39)	$2.51
Income from discontinued operations, net of taxes	-	-	0.01	-	-
Basic (loss) income per common share	$(0.99)	$(6.40)	$1.33	$(7.39)	$2.51
Average number of common shares - basic (thousands)	98,438	98,089	96,173	98,263	98,287

Diluted (loss) income per common share
(Loss) income from continuing operations	$(0.99)	$(6.40)	$1.32	$(7.39)	$2.50
Income from discontinued operations, net of taxes	-	-	0.01	-	-
Diluted (loss) income per common share	$(0.99)	$(6.40)	$1.33	$(7.39)	$2.50
Average number of common shares - diluted (thousands)	98,438	98,089	96,483	98,263	98,780

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	June 30,	March 31,	December 31,	June 30,
	2020	2020	2019	2019

Assets
Total cash and interest bearing cash	$8,080.3	$3,698.5	$2,685.6	$1,672.4
Securities purchased under agreement to resell	100.0	-	950.0	850.0
Investment securities	5,656.5	6,128.6	6,276.8	6,571.7
Assets held for sale	82.7	73.2	32.1	190.8
Loans	37,518.3	38,530.4	30,998.9	31,322.8
Allowance for credit losses	(1,202.7)	(1,111.1)	(482.6)	(487.4)
Loans, net of allowance for credit losses	36,315.6	37,419.3	30,516.3	30,835.4
Operating lease equipment, net	7,778.1	7,488.1	7,319.7	7,056.1
Goodwill	146.8	146.8	369.9	369.9
Bank owned life insurance	1,158.9	1,100.9	1,043.2	1,027.7
Other assets	2,383.5	2,881.3	1,639.2	1,828.2
Assets of discontinued operations	-	-	-	155.4
Total assets	$61,702.4	$58,936.7	$50,832.8	$50,557.6

Liabilities
Deposits	$45,815.2	$42,162.1	$35,139.5	$35,324.4
Credit balances of factoring clients	989.1	1,023.7	1,176.2	1,175.8
Other liabilities	1,560.9	1,795.8	1,704.7	1,562.6
Borrowings
FHLB advances	2,850.0	3,050.0	1,650.0	1,900.0
Other secured and structured financings	15.8	561.3	361.1	610.7
Senior unsecured	4,237.5	3,975.5	3,967.9	3,420.1
Subordinated unsecured	494.6	494.5	494.4	395.6
Securities sold under agreement to repurchase	-	13.0	-	-
Total borrowings	7,597.9	8,094.3	6,473.4	6,326.4
Liabilities of discontinued operations	-	-	-	252.4
Total liabilities	55,963.1	53,075.9	44,493.8	44,641.6
Equity
Stockholders' equity
Preferred stock	525.0	525.0	525.0	325.0
Common stock	1.6	1.6	1.6	1.6
Paid-in capital	6,885.5	6,873.3	6,853.7	6,836.2
Retained earnings	1,419.4	1,552.1	2,307.6	2,111.4
Accumulated other comprehensive income (loss)	65.8	66.8	(52.1)	(65.1)
Treasury stock, at cost	(3,158.0)	(3,158.0)	(3,296.8)	(3,293.1)
Total common stockholders' equity	5,214.3	5,335.8	5,814.0	5,591.0
Total equity	5,739.3	5,860.8	6,339.0	5,916.0
Total liabilities and equity	$61,702.4	$58,936.7	$50,832.8	$50,557.6

Book Value Per Common Share

Common stockholders' equity	$5,214.3	$5,335.8	$5,814.0	$5,591.0
Less: goodwill	146.8	146.8	369.9	369.9
Less: intangible assets	151.8	160.1	66.0	77.6
Tangible common equity	4,915.7	5,028.9	5,378.1	5,143.5

Book value per common share	$52.97	$54.24	$61.37	$59.01
Tangible book value per common share(1)	$49.93	$51.12	$56.77	$54.29
Outstanding common shares (in thousands)	98,447	98,366	94,743	94,745

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

14

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$7,110.7	$1.8	0.10%	$1,817.1	$5.6	1.23%	$1,371.5	$8.3	2.42%
Investment securities and securities purchased under agreements to resell	5,766.4	27.9	1.94%	7,957.9	40.4	2.03%	8,118.7	50.2	2.47%
Loans and loans held for sale (net of credit balances of factoring clients)	37,109.8	417.2	4.50%	36,493.6	467.6	5.13%	29,628.0	457.0	6.17%
Operating lease equipment, net (including held for sale)	7,602.1	63.7	3.35%	7,416.1	77.9	4.20%	7,029.6	87.9	5.00%
Average earning assets (AEA)(Non-GAAP)	57,589.0	510.6	3.55%	53,684.7	591.5	4.41%	46,147.8	603.4	5.23%
Non-interest earning assets
Cash and due from banks	185.8			228.1			148.7
Allowance for credit losses	(1,102.4)			(763.7)			(487.4)
All other non-interest bearing assets	3,577.2			3,552.0			3,055.6
Assets of discontinued operations	-			-			182.1
Total Average Assets	$60,249.6			$56,701.1			$49,046.8
Liabilities
Interest-bearing deposits and borrowings
Deposits	$41,857.7	138.3	1.32%	$39,045.0	156.6	1.60%	$33,697.7	173.9	2.06%
Borrowings	7,958.4	64.2	3.23%	6,951.4	69.1	3.98%	6,068.0	68.8	4.54%
Total interest-bearing liabilities	49,816.1	202.5	1.63%	45,996.4	225.7	1.96%	39,765.7	242.7	2.44%
Non-interest bearing deposits	3,019.6			2,657.9			1,622.4
Other non-interest bearing liabilities	1,597.7			1,599.5			1,481.4
Liabilities of discontinued operations	-			-			262.4
Stockholders' equity	5,816.2			6,447.3			5,914.9
Total Average Liabilities and Stockholders' Equity	$60,249.6			$56,701.1			$49,046.8

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$4,463.9	$7.4	0.33%	$1,993.7	$22.8	2.29%
Investment securities and securities purchased under agreements to resell	6,862.2	68.3	1.99%	7,651.2	100.9	2.64%
Loans and loans held for sale (net of credit balances of factoring clients)	36,801.7	884.8	4.81%	29,503.5	905.8	6.14%
Operating lease equipment, net (including held for sale)	7,509.1	141.6	3.77%	7,006.3	176.4	5.04%
Indemnification assets	-	-	0.00%	3.8	2.5	NM
Average earning assets (AEA)(Non-GAAP)	55,636.9	1,102.1	3.96%	46,158.5	1,208.4	5.24%
Non-interest earning assets
Cash and due from banks	206.9			139.3
Allowance for credit losses	(933.0)			(490.2)
All other non-interest bearing assets	3,564.6			2,948.4
Assets of discontinued operation	-			206.0
Total Average Assets	$58,475.4			$48,962.0
Liabilities
Interest-bearing deposits and borrowings
Deposits	$40,451.4	294.9	1.46%	$32,687.5	327.7	2.01%
Borrowings	7,454.9	133.3	3.58%	6,930.5	150.6	4.35%
Total interest-bearing liabilities	47,906.3	428.2	1.79%	39,618.0	478.3	2.41%
Non-interest bearing deposits	2,838.8			1,616.9
Other non-interest bearing liabilities	1,598.6			1,519.8
Liabilities of discontinued operation	-			274.1
Stockholders' equity	6,131.7			5,933.2
Total Average Liabilities and Stockholders' Equity	$58,475.4			$48,962.0

15

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Total Net Revenues(1)
Interest income	$446.9	$513.6	$515.5	$960.5	$1,032.0
Rental income on operating lease equipment	200.9	209.8	213.0	410.7	430.7
Finance revenue (Non-GAAP)	647.8	723.4	728.5	1,371.2	1,462.7
Interest expense	202.5	225.7	242.7	428.2	478.3
Depreciation on operating lease equipment	81.1	78.3	76.8	159.4	156.2
Maintenance and other operating lease expenses	56.1	53.6	48.3	109.7	98.1
Net finance revenue (NFR)(2) (Non-GAAP)	308.1	365.8	360.7	673.9	730.1
Other non-interest income	102.6	130.6	106.1	233.2	202.9
Total net revenues (Non-GAAP)	$410.7	$496.4	$466.8	$907.1	$933.0

NFR (Non-GAAP)	$308.1	$365.8	$360.7	$673.9	730.1
NFR, excluding noteworthy items (Non-GAAP)	$308.1	$365.8	$360.7	$673.9	$730.1
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	2.14%	2.73%	3.13%	2.42%	3.16%
NFM, excluding noteworthy items(2)	2.14%	2.73%	3.13%	2.42%	3.16%

Other Non-Interest Income
Total other non-interest income	$102.6	$130.6	$106.1	$233.2	$202.9
Total other non-interest income, excluding noteworthy items	$102.6	$130.6	$106.1	$233.2	$202.9

Operating Expenses
Total operating expenses	$360.4	$334.4	$267.8	$694.8	$543.9
Noteworthy items(3)	57.1	17.1	-	74.2	-
Intangible asset amortization	8.5	8.5	5.8	17.0	11.6
Operating expenses, excluding noteworthy items	$294.8	$308.8	$262.0	$603.6	$532.3

Total net revenues (Non-GAAP)	$410.7	$496.4	$466.8	$907.1	$933.0
Total net revenues, excluding noteworthy items (Non-GAAP)	$410.7	$496.4	$466.8	$907.1	$933.0
Net Efficiency Ratio(4) (Non-GAAP)	76.6%	65.6%	56.1%	70.6%	57.1%
Net Efficiency Ratio, excluding noteworthy items(4) (Non-GAAP)	71.8%	62.2%	56.1%	66.6%	57.1%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$57,589.0	$53,684.7	$46,147.8	$55,636.9	$46,158.5

	June 30,	March 31,	June 30,
	2020	2020	2019
Period End Earning Assets(5)
Loans	$37,518.3	$38,530.4	$31,322.8
Operating lease equipment, net	7,778.1	7,488.1	7,056.1
Assets held for sale	82.7	73.2	190.8
Credit balances of factoring clients	(989.1)	(1,023.7)	(1,175.8)
Interest-bearing cash	7,898.7	3,477.8	1,555.6
Investment securities and securities purchased under agreement to resell	5,756.5	6,128.6	7,421.7
Indemnification assets	-	-	-
Total earning assets (Non-GAAP)	$58,045.2	$54,674.4	$46,371.2

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$37,109.8	$36,493.6	$29,628.0	$36,801.7	$29,503.5
Total average operating lease equipment (incl HFS)	7,602.1	7,416.1	7,029.6	7,509.1	7,006.3
Total average loans and leases	44,711.9	43,909.7	36,657.6	44,310.8	36,509.8
Average non-core portfolio, LCM	2,065.6	2,155.8	2,627.7	2,110.7	2,683.3
Average non-core portfolios, NSP	-	-	15.8	-	17.5
Average core loans and leases	42,646.3	41,753.9	34,014.1	42,200.1	33,809.0
Average MOB	6,210.0	6,281.6	-	6,245.8	-
Average core loans and leases, excluding MOB	$36,436.3	$35,472.3	$34,014.1	$35,954.3	$33,809.0

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$4,915.7	$5,028.9	$5,143.5	$4,915.7	$5,143.5
Less: Disallowed deferred tax asset	-	-	(36.2)	-	(36.2)
Tangible common equity for ROTCE (Non-GAAP)	$4,915.7	$5,028.9	$5,107.3	$4,915.7	$5,107.3
Average tangible common equity (Non-GAAP)	$4,987.3	$5,268.1	$5,098.1	$5,127.7	$5,105.3

(Loss) income from continuing operations available to common shareholders	$(97.6)	$(628.1)	$127.4	$(725.7)	$246.6
Goodwill impairment, after tax	-	339.0	-	339.0	-
Intangible asset amortization, after tax	4.0	6.9	4.4	12.4	8.7
Non-GAAP (loss) income from continuing operations - for ROTCE calculation	$(93.6)	$(282.2)	$131.8	$(374.3)	$255.3
Return on average tangible common equity	NM	NM	10.34%	NM	10.00%
Non-GAAP (loss) income from continuing operations (from the following non-GAAP noteworthy tables)	$(61.4)	$(238.4)	$127.4	$(299.8)	$246.6
Intangible asset amortization, after tax	4.0	6.9	4.4	12.4	8.7
Non-GAAP (loss) income from continuing operations - for ROTCE calculation, excluding noteworthy items	$(57.4)	$(231.5)	$131.8	$(287.4)	$255.3
Preferred dividend normalization	4.7	(4.7)	4.7	-	-
Non-GAAP (loss) income from continuing operations - for ROTCE calculation, excluding noteworthy items and preferred dividend normalization	$(52.7)	$(236.2)	$136.5	$(287.4)	$255.3
Return on average tangible common equity, after noteworthy items	NM	NM	10.34%	NM	10.00%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	NM	NM	10.71%	NM	10.00%

Effective Tax Rate Reconciliation(8)
(Benefit) provision for income taxes - GAAP	$(73.2)	$(72.3)	$33.4	$(145.5)	$71.2
Income tax on noteworthy items	20.9	16.9	-	37.8	-
(Benefit) provision for income taxes, before noteworthy items - Non-GAAP	$(52.3)	$(55.4)	$33.4	$(107.7)	$71.2
Income tax - remaining discrete items	(1.1)	3.0	9.2	1.9	11.6
(Benefit) provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$(53.4)	$(52.4)	$42.6	$(105.8)	$82.8
(Loss) income from continuing operations before (benefit) provision for income taxes - GAAP	$(158.5)	$(696.6)	$170.2	$(855.1)	$327.2
Noteworthy items before tax	57.1	406.6	-	463.7	-
Adjusted (loss) income from continuing operations before (benefit) provision for income taxes and discrete items - Non-GAAP	$(101.4)	$(290.0)	$170.2	$(391.4)	$327.2
Effective tax rate - GAAP	46.2%	10.4%	19.6%	17.0%	21.8%
Effective tax rate, before noteworthy items - Non-GAAP	51.6%	19.1%	19.6%	27.5%	21.8%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	52.7%	18.1%	25.0%	27.0%	25.3%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of goodwill impairment and intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net loss excluding noteworthy items is a non-GAAP measure used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended June 30, 2020
Net loss available to common shareholders					$(97.6)	$(0.99)
Continuing Operations	Restructuring charges	Operating expenses	$37.2	$(13.6)	23.6	0.24
	MOB merger and integration costs	Operating expenses	19.9	(7.3)	12.6	0.13
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$(61.4)	$(0.62)

Quarter Ended March 31, 2020
Net loss available to common shareholders					$(628.1)	$(6.40)
Continuing Operations	MOB day 1 provision for credit losses	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
	MOB merger and integration costs	Operating expenses	17.1	(3.1)	14.0	0.14
	Goodwill impairment	Goodwill impairment	344.7	(5.7)	339.0	3.46
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$(238.4)	$(2.43)

Six Months Ended June 30, 2020
Net loss available to common shareholders					$(725.7)	$(7.39)
Continuing Operations	MOB day 1 provision for credit losses	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
	Restructuring charges	Operating expenses	$37.2	$(13.6)	23.6	0.24
	MOB merger and integration costs	Operating expenses	37.0	(10.4)	26.6	0.27
	Goodwill impairment	Goodwill impairment	344.7	(5.7)	339.0	3.45
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$(299.8)	$(3.05)

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

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